EXHIBIT 10.1

                              HVIDE MARINE INCORPORATED
                                AMENDED AND RESTATED
                     BOARD OF DIRECTORS STOCK COMPENSATION PLAN

1.   Purpose


     The purpose of the Hvide Marine Incorporated Board of Directors Stock Compensation Plan (the "Plan") is to provide outside directors of Hvide Marine Incorporated or any of its affiliates or subsidiaries (the "Company") the opportunity to acquire an equity interest in the Company. Operationally, the Plan permits Participants to convert all or a portion of the Participant's director's fees into stock of the Company. A Participant's interest under the Plan shall be expressed in shares of the Company's common stock ("Shares").


2.   Term and Plan Year


     The Plan shall be effective when adopted by the Board of Directors of the Company (the "Board"), subject to approval of the shareholders of the Company within twelve months thereafter. The Plan shall remain in effect until terminated by the Board. The issuance of Shares under the Plan may be conditioned upon the effectiveness of a registration statement covering the Shares. The Plan Year shall be the period January 1 through December 31.


3.   Eligibility and Participation


     All members of the Board who are not employees of the Company will be eligible to participate in the Plan. A Board member will become a Participant by submitting a Stock Election within 30 days after the Plan becomes effective and thereafter prior to the first day of the Plan Year.


4.   Conversion of Fees into Stock


(a) Stock Elections: Each eligible Board member may elect to convert a portion of his or her fees for attendance at Board and committee meetings ("Director Fees") into Shares. The Stock Elections (i) must be in writing, and (ii) must designate the percentage of the fees to be converted into Shares. The Stock Election may change from Plan Year to Plan Year, but the Stock Election for a particular Plan Year may not be changed after the beginning of the Plan Year to which the election relates. Except in the initial year, each Stock Election must be made prior to the first day of the Plan Year in which Director



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                  Fees will be paid. A Stock  Election  will  continue in effect for subsequent Plan Years unless the Stock Election is changed or revoked on or before the first day of the next Plan Year.

(b) Calculation of Shares: Amounts subject to a Stock Election will be converted into Shares as of the last day of the month in which such amount would have been paid in cash. The number of Shares that a Participant will receive shall equal one hundred twenty-five percent (125%) of the amount subject to the Stock Election divided by the Fair Market Value (as defined in Section 8 hereof) of a Share on the last day of the month in which such amount would have been paid in cash but for the Stock Election pursuant to
     Section 4(a). Such calculations shall be carried to three decimal places.


5.   Payment of Shares


     The Company shall issue and deliver to the Participant Share certificates for payment of Shares as soon as practicable following the date on which the number of Shares is calculated.Fractional Shares shall be paid in cash.


6.   Shares Subject to the Plan


     The aggregate number of Shares that may be subject to issuance under the Plan shall not exceed 90,000, subject to adjustment as provided in Section 9 of this Plan.


7.   Adjustments and Reorganization


     In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Committee in its sole discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Shares that may be issued under the Plan. Any adjustments described in the preceding sentence shall be carried to three decimal places.


8.   Fair Market Value


     Fair Market Value of a Share for all purposes under the Plan shall mean, for any particular date, (i) for any period during which the Share shall be listed for trading on a national



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     securities  exchange or the  National  Association  of  Securities  Dealers
     Automated Quotation System ("NASDAQ"), the closing price per share of Stock on such exchange or the NASDAQ closing bid price as of the close of such trading day or (ii) for any period during which the Share shall not be listed for trading on a national securities exchange or NASDAQ, the market price per Share as determined by a qualified appraiser selected by the Board. If Fair Market Value is to be determined on a day when the markets are not open, Fair Market Value on that day shall be the Fair Market Value on the most recent preceding day when the markets were open.


9.   Termination or Amendment of Plan


         (a) In General: The Board may, at any time by resolution, terminate, suspend or amend this Plan. If the Plan is terminated by the Board, no further Stock Elections may be made under the Plan, but any Director Fees subject to a Stock Election that have not yet been paid to the Participant at the time of the termination of the Plan will be paid in accordance with the terms and conditions of the Plan.

         (b) Written Consents: No amendment may adversely affect the right of any Participant to have his Director Fees paid in Shares unless such Participant consents in writing to such amendment.

10.      Compliance With Laws



         (a) The obligations of the Company to issue any Shares under this Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

         (b) Subject to the provisions of Section 9, the Board may take such changes in the design and administration of this Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.


11.      Miscellaneous


         (a) Unfunded Plan: Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Participant, the Participant's designee or any other person. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts due, and a Participant's rights to



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                  receive any payment with respect to any Stock  Election  shall be not greater than the rights of an unsecured general creditor of the Company.

         (b) Administration: The Committee shall administer the Plan, including the adoption of rules or the preparation of forms to be used in its operation, and to interpret and apply the provisions hereof as well as any rules which it may adopt. In addition, the Committee may appoint other individuals, firms or organizations to act as agent of the Company carrying out administrative duties under the Plan. The decisions of the Committee, including, but not limited to, interpretations and determinations of amounts due under this Plan, shall be final and binding on all parties.

         (c) Governing Law: The validity, construction and effect of the Plan and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Florida without regard to its conflict of law rules, and applicable federal law.

         (d) Rights as a Stockholder: A Participant shall have no rights as a stockholder until the Participant actually becomes a holder of record of Shares distributed with respect thereto.

         (e) Notices: All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand delivered, or if mailed by certified mail, addressed to the Participant at the address contained in the records of the Company or to the Company at its principal office, as applicable.


     IN WITNESS WHEREOF, the Board of Directors of Hvide Marine Incorporated have adopted the foregoing instrument as of the 17th day of February, 1999.



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